                                      BERGEN BRUNSWIG CORPORATION
                                      ---------------------------

                                   COMPUTATION OF EARNINGS PER SHARE
                             FOR THE THIRD QUARTER AND NINE MONTHS ENDED
                                         JUNE 30, 1997 AND 1996
                           (in thousands except share and per share amounts)
                                              (Unaudited)

                                                              THIRD QUARTER                   NINE MONTHS
                                                        ---------------------------    ---------------------------
                                                            1997          1996             1997          1996
                                                        -------------  ------------    -------------  ------------

DATA AS TO EARNINGS - Net Earnings                       $    22,224    $    19,195     $    60,907    $    55,211
                                                        =============  ============    =============  ============

DATA AS TO NUMBER OF COMMON AND
  COMMON EQUIVALENT SHARES:
    Weighted average number of shares of Class A
       Common Stock outstanding                           50,291,574    50,029,973       50,139,982    49,943,281
    Common equivalent shares assuming issuance
       of shares represented by outstanding
       employees' stock options:
        Additional shares assumed to be issued             2,422,698     2,182,772        2,341,404     2,069,059
        Reduction of such additional shares assuming
            proceeds invested in treasury stock (at
            average market prices during each period)     (1,912,592)   (1,808,220)      (1,880,250)   (1,732,961)
                                                        -------------  ------------    -------------  ------------
                Average number of common and common
                        equivalent shares outstanding     50,801,680    50,404,525       50,601,136    50,279,379
                                                        =============  ============    =============  ============


EARNINGS PER COMMON AND COMMON
  EQUIVALENT SHARE OUTSTANDING                           $       .44    $      .38      $      1.20    $     1.10
                                                        =============  ============    =============  ============


Reference is made to Notes C and D in the accompanying Notes to Consolidated Financial Statements.


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